Exhibit 99.1
TIME WARNER INC. REPORTS SECOND-QUARTER 2009 RESULTS
NEW YORK, July 29, 2009 — Time Warner Inc. (NYSE:TWX) today reported financial results for its second quarter ended June 30, 2009.
Chairman and Chief Executive Officer Jeff Bewkes said: “I’m encouraged by our operating results for this quarter and the first half of the year. Despite the difficult economy, our Content Group delivered 4% year-over-year Adjusted OIBDA growth in the quarter. We’ve also reaffirmed our business outlook for the full year. Our performance reflects the diversity of our revenue streams, the appeal of our content and our continued focus on efficiency. In addition to our regular dividend, we restarted our stock buyback this quarter — underscoring our commitment to provide direct returns to stockholders.”
Mr. Bewkes continued: “At the same time, we’re continuing the reshaping of Time Warner that we started last year. We’re on track to spin off AOL to our stockholders around the end of the year. Separating AOL will benefit both companies — enabling Time Warner to concentrate fully on our core content businesses and improving AOL’s operational and strategic flexibility.”
Company Results(1)
In the quarter, Revenues declined 9% from the same period in 2008 to $6.8 billion. Lower revenues at the Publishing, AOL and Filmed Entertainment segments more than offset growth at the Networks segment.
Adjusted Operating Income before Depreciation and Amortization (“Adjusted OIBDA”) decreased 2% to $1.6 billion, as declines at the Publishing and AOL segments more than offset growth at the Networks and Filmed Entertainment segments. Operating Income was down 2% to $1.2 billion.
For the Content Group (which consists of the Networks, Filmed Entertainment, Publishing and Corporate segments), Revenues decreased 6%, while Adjusted OIBDA and Operating Income both rose 4%.
For the first six months of 2009, Cash Provided by Operations from Continuing Operations was $2.1 billion, and Free Cash Flow totaled $1.8 billion (reflecting a 59% conversion rate of Adjusted OIBDA). As of June 30, 2009, Net Debt was $10.5 billion, down $10.2 billion from $20.7 billion at the end of 2008, due mainly to the $9.3 billion special cash dividend received from Time Warner Cable Inc. on March 12, 2009, in connection with its separation from the Company, as well as the generation of Free Cash Flow.
Adjusted Diluted Income per Common Share from Continuing Operations (“Adjusted EPS”) was $0.45 for the three months ended June 30, 2009, compared to $0.47 in last year’s second quarter. Diluted Income per Common Share from Continuing Operations was $0.43 for the three months ended June 30, 2009, compared to $0.47 in last year’s second quarter.(2)

(1)	On March 12, 2009, the Company completed the separation of Time Warner Cable Inc. Accordingly, the Company has presented the financial condition and results of operations of the Cable segment as discontinued operations for all periods presented.
(2)	All common share and per common share amounts in the current and prior periods reflect the Company’s 1-for-3 reverse stock split on March 27, 2009.

Segment Performance
Presentation of Financial Information
The schedule below reflects Time Warner’s financial performance for the three and six months ended June 30, by line of business (millions).
In the presentation of financial information in this release, Adjusted OIBDA excludes the impact of noncash impairments of goodwill, intangible and fixed assets, as well as gains and losses on asset sales and amounts related to securities litigation and government investigations. Operating Income (Loss) includes these amounts in their respective periods. Refer to the reconciliations of Adjusted OIBDA to Operating Income (Loss) before Depreciation and Amortization (“OIBDA”) and the reconciliations of OIBDA to Operating Income (Loss) in this release for details.

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
		(recast)(a)		(recast)(a)
Revenues:
Networks	$2,963	$2,826	$5,771	$5,485
Filmed Entertainment	2,333	2,564	4,966	5,404
Publishing	915	1,176	1,721	2,221
Intersegment eliminations	(198)	(143)	(359)	(332)

Total Content Group Revenues	6,013	6,423	12,099	12,778
AOL	804	1,057	1,671	2,185
Intersegment eliminations	(8)	(11)	(16)	(24)

Total Revenues	$6,809	$7,469	$13,754	$14,939

Adjusted OIBDA(b):
Networks	$981	$860	$2,045	$1,818
Filmed Entertainment	263	196	571	476
Publishing	144	269	156	414
Corporate	(71)	(77)	(148)	(176)
Intersegment eliminations	(14)	7	(14)	(2)

Total Content Group Adjusted OIBDA	1,303	1,255	2,610	2,530
AOL	271	350	526	755

Total Adjusted OIBDA	$1,574	$1,605	$3,136	$3,285

Operating Income (Loss)(b):
Networks	$875	$749	$1,835	$1,623
Filmed Entertainment	143	94	357	277
Publishing	102	218	70	311
Corporate	(88)	(91)	(182)	(205)
Intersegment eliminations	(14)	7	(14)	(2)

Total Content Group Operating Income (Loss)	1,018	977	2,066	2,004
AOL	165	230	315	514

Total Operating Income (Loss)	$1,183	$1,207	$2,381	$2,518

(a)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. Refer to Note 1, “Description of Business and Basis of Presentation.”
(b)	Adjusted OIBDA and Operating Income (Loss) for the three and six months ended June 30, 2009 and 2008, respectively, included restructuring costs of (millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
		(recast)(a)		(recast)(a)
Networks	$—	$—	$—	$—
Filmed Entertainment	(31)	3	(68)	(113)
Publishing	4	(5)	5	(15)
AOL	(15)	(4)	(73)	(13)
Corporate	—	—	—	(7)

Total Restructuring Costs	$(42)	$(6)	$(136)	$(148)

Presented below is a discussion of Time Warner’s segments for the second quarter of 2009. Unless otherwise noted, the dollar amounts in parentheses represent year-over-year changes.
NETWORKS (Turner Broadcasting & HBO)
Revenues rose 5% ($137 million) to $3.0 billion, with 8% growth ($144 million) in Subscription revenues, offset partially by a 3% decrease ($30 million) in Advertising revenues. Subscription revenues benefited primarily from higher rates at Turner and HBO, as well as the impact of the consolidation of HBO Latin America Group (“HBO LAG”), partially offset by the unfavorable impact of foreign exchange rates. Advertising revenues declined as a result of weakened demand mainly at Turner’s international networks and the unfavorable impact of foreign exchange rates.
Adjusted OIBDA increased 14% ($121 million) to $981 million, driven by revenue growth and the consolidation of HBO LAG, as well as lower newsgathering costs. Programming costs increased 4% due to the impact of the consolidation of HBO LAG and higher original programming expenses at Turner, partly offset by lower expenses related to sports programming, primarily NBA programming.
Operating Income grew 17% ($126 million) to $875 million, due mostly to higher Adjusted OIBDA.
FILMED ENTERTAINMENT
Revenues declined 9% ($231 million) to $2.3 billion, as a stronger theatrical release slate, driven by The Hangover, was more than offset by lower DVD sales due to reduced quantity and performance of new home video releases, lower catalog shipments and lower television license fees from theatrical product. Also contributing to the decline was a difficult comparison to the LEGO: Indiana Jones video game release in the prior year quarter and the unfavorable impact of foreign exchange rates.
Adjusted OIBDA climbed 34% ($67 million) to $263 million, as reduced print and advertising expenses related primarily to the timing, quantity and mix of titles, lower overhead costs and the effect of improved home video catalog returns more than offset the decline in revenues and higher net restructuring charges of $34 million.
Operating Income rose 52% ($49 million) to $143 million, due mainly to the increase in Adjusted OIBDA as well as lower amortization expenses ($13 million). The current year quarter also included a $33 million loss on the sale of Warner Bros.’ Italian cinema assets.
PUBLISHING
Revenues decreased 22% ($261 million) to $915 million, due to declines of 26% ($166 million) in Advertising revenues, 18% ($68 million) in Subscription revenues, and 21% ($27 million) in Other revenues. Driving the decline in Advertising revenues were lower print magazine revenues, including the unfavorable impact of foreign exchange rates at IPC. Subscription revenues decreased due to the unfavorable impact of foreign exchange rates at IPC and lower magazine newsstand and subscription sales. Other revenues were lower, resulting primarily from decreases at Synapse and Southern Living At Home, partly offset by the impact of the acquisition of QSP, Inc.
OIBDA declined 46% ($125 million) to $144 million, due mainly to the decrease in revenues and higher pension expense, offset in part by lower overhead costs, including cost savings related to the reorganization in the fourth quarter of 2008.
Operating Income decreased 53% ($116 million) to $102 million, resulting primarily from the decline in OIBDA.

AOL
Revenues decreased 24% ($253 million) to $804 million, as a result of a 27% decline ($135 million) in Subscription revenues due to continued subscriber losses and 21% ($111 million) lower Advertising revenues. The decrease in Advertising revenues was attributable to lower display advertising and paid-search advertising on AOL Media, as well as decreased sales of advertising on third-party Internet sites.
OIBDA declined 23% ($79 million) to $271 million, due primarily to lower revenues, offset in part by lower traffic acquisition costs ($49 million), as well as reduced network, marketing and other expenses. The current and prior year quarters also included net restructuring charges of $15 million and $4 million, respectively.
Operating Income decreased 28% ($65 million) to $165 million, due to the decline in OIBDA, slightly offset by lower depreciation ($8 million) and amortization ($6 million) expenses.
Key Operating Metrics
During the quarter, AOL had 107 million average monthly domestic unique visitors and 51 billion domestic page views, according to comScore Media Metrix, which translates into 159 average monthly domestic page views per unique visitor.
As of June 30, 2009, the AOL service had 5.8 million U.S. access subscribers, a decline of 510,000 from the prior quarter and 2.3 million from the year-ago quarter.
CONSOLIDATED REPORTED NET INCOME AND PER SHARE RESULTS
For the three months ended June 30, 2009, the Company reported Net Income of $519 million, or $0.43 per diluted common share. This compares to Net Income in the prior year quarter of $792 million, or $0.66 per diluted common share.
Adjusted EPS was $0.45 for the three months ended June 30, 2009, compared to $0.47 in the second quarter of last year. The decline in Adjusted EPS was due to lower Adjusted OIBDA and the impact of an increase in the effective tax rate, offset in part by lower interest expense and lower amortization and depreciation expenses.
For the three months ended June 30, 2009, the Company reported Income from Continuing Operations of $519 million, or $0.43 per diluted common share, compared to Income from Continuing Operations of $564 million, or $0.47 per diluted common share, in the second quarter of 2008.
Refer to the reconciliation of Adjusted EPS to Diluted Income per Common Share from Continuing Operations in this release for details.
Discontinued operations included the operating results of Time Warner Cable Inc. for all periods presented. Specifically, discontinued operations reflected Net Income of $228 million for the prior year quarter.
STOCK REPURCHASE PROGRAM UPDATE
From the announcement of the Company’s $5 billion stock repurchase program on August 1, 2007 through July 28, 2009, the Company has repurchased approximately 65 million shares of common stock for approximately $3.1 billion. These amounts reflect the purchase of 14 million shares of common stock for approximately $348 million, since those reported in the Company’s first-quarter 2009 earnings release issued on April 29, 2009.

Use of Non-GAAP Financial Measures
The Company utilizes Operating Income (Loss) before Depreciation and Amortization (“OIBDA”), among other measures, to evaluate the performance of its businesses. The Company also evaluates the performance of its businesses using OIBDA excluding the impact of noncash impairments of goodwill, intangible and fixed assets, as well as gains and losses on asset sales, and amounts related to securities litigation and government investigations (referred to herein as “Adjusted OIBDA”). The Company also uses Content Group Adjusted OIBDA to further evaluate the Content Group businesses relative to their peers. OIBDA and the Adjusted OIBDA measures are considered important indicators of the operational strength of the Company’s businesses. OIBDA eliminates the uneven effect across all business segments of noncash depreciation of tangible assets and amortization of certain intangible assets that were primarily recognized in business combinations. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Moreover, the Adjusted OIBDA measures do not reflect gains and losses on asset sales or amounts related to securities litigation and government investigations or any impairment charge related to goodwill, intangible assets and fixed assets. Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets, investment spending levels and return on capital.
Adjusted EPS is Diluted Income per Common Share from Continuing Operations attributable to Time Warner Inc. common shareholders excluding noncash impairments of goodwill, intangible and fixed assets and investments; gains and losses on sales of operating assets and investments; external costs related to mergers, acquisitions, investments or dispositions, as well as contingent consideration related to such transactions, to the extent such costs are expensed; and amounts related to securities litigation and government investigations, as well as the impact of taxes and noncontrolling interests on the above items. Adjusted EPS is considered an important indicator of the operational strength of the Company’s businesses as this measure eliminates amounts that do not reflect the fundamental performance of the Company’s businesses. The Company utilizes Adjusted EPS, among other measures, to evaluate the performance of its businesses both on an absolute basis and relative to its peers and the broader market. Many investors also use an adjusted EPS measure as a common basis for comparing the performance of different companies. Some limitations of this measure, however, are that it does not reflect certain cash charges that affect the operating results of the Company’s businesses and that it involves judgment as to whether items affect fundamental operating performance. Also, a general limitation of Adjusted EPS is that this measure is not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items.
Free Cash Flow is Cash Provided by Operations from Continuing Operations plus payments related to securities litigation and government investigations (net of any insurance recoveries), external costs related to mergers, acquisitions, investments or dispositions, and excess tax benefits from the exercise of stock options, less capital expenditures and product development costs, principal payments on capital leases and partnership distributions, if any. The Company uses Free Cash Flow to evaluate its businesses and this measure is considered an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments, pay dividends to common shareholders and repurchase stock. A limitation of this measure, however, is that it does not reflect payments made in connection with the securities litigation and government investigations, which reduce liquidity.
OIBDA, the Adjusted OIBDA measures, Adjusted EPS and Free Cash Flow should be considered in addition to, not as a substitute for, the Company’s Operating Income, Net Income, Diluted Income per Common Share from Continuing Operations and various cash flow measures (e.g., Cash Provided by Operations from Continuing Operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.

About Time Warner Inc.
Time Warner Inc., a global leader in media and entertainment with businesses in television networks, filmed entertainment, publishing and interactive services, uses its industry-leading operating scale and brands to create, package and deliver high-quality content worldwide through multiple distribution platforms.
Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the businesses of Time Warner Inc. More detailed information about these factors may be found in filings by Time Warner with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Time Warner is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.
Information on Time Warner’s Business Outlook Release and Conference Call
Time Warner Inc. issued a separate release today regarding its 2009 full-year business outlook.
The Company’s conference call can be heard live at 10:30 am ET on Wednesday, July 29, 2009. To listen to the call, visit www.timewarner.com/investors or AOL Keyword: IR.
Contacts:

Corporate Communications	Investor Relations
Edward Adler (212) 484-6630	Doug Shapiro (212) 484-8926
Keith Cocozza (212) 484-7482	Michael Kopelman (212) 484-8920
# # #

TIME WARNER INC.
CONSOLIDATED BALANCE SHEET
(Unaudited; millions, except per share amounts)

	June 30,	December 31,
	2009	2008
		(recast)
ASSETS
Current assets
Cash and equivalents	$7,009	$1,233
Receivables, less allowances of $1,810 and $2,269	4,847	5,664
Inventories	1,840	1,842
Deferred income taxes	802	624
Prepaid expenses and other current assets	745	772
Current assets of discontinued operations	—	6,480

Total current assets	15,243	16,615

Noncurrent inventories and film costs	5,108	5,339
Investments, including available-for-sale securities	1,177	1,036
Property, plant and equipment, net	4,739	4,896
Intangible assets subject to amortization, net	3,594	3,564
Intangible assets not subject to amortization	7,732	7,728
Goodwill	32,064	32,428
Other assets	1,263	1,220
Noncurrent assets of discontinued operations	—	41,231

Total assets	$70,920	$114,057

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued liabilities	$7,952	$8,194
Deferred revenue	933	1,012
Debt due within one year	2,087	2,066
Current liabilities of discontinued operations	2	2,865

Total current liabilities	10,974	14,137

Long-term debt	15,411	19,889
Deferred income taxes	1,251	974
Deferred revenue	267	266
Other noncurrent liabilities	6,472	6,801
Noncurrent liabilities of discontinued operations	—	26,320

Equity
Time Warner common stock, $0.01 par value, 1.631 billion and 1.630 billion shares issued and 1.189 billion and 1.196 billion shares outstanding	16	16
Paid-in-capital	161,905	169,564
Treasury stock, at cost (442 million and 434 million shares)	(26,036)	(25,836)
Accumulated other comprehensive loss, net	(1,101)	(1,676)
Accumulated deficit	(98,599)	(99,780)

Total Time Warner Inc. shareholders’ equity	36,185	42,288
Noncontrolling interests (including $0 and $2,751 attributable to discontinued operations)	360	3,382

Total equity	36,545	45,670

Total liabilities and equity	$70,920	$114,057

TIME WARNER INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited; millions, except per share amounts)

	Three Months Ended		Six Months Ended
	6/30/09	6/30/08	6/30/09	6/30/08
		(recast)		(recast)
Revenues:
Subscription	$2,548	$2,608	$5,107	$5,216
Advertising	1,771	2,079	3,311	3,907
Content	2,290	2,563	4,926	5,372
Other	200	219	410	444

Total revenues	6,809	7,469	13,754	14,939
Costs of revenues	(3,841)	(4,342)	(7,721)	(8,509)
Selling, general and administrative	(1,598)	(1,767)	(3,250)	(3,499)
Amortization of intangible assets	(112)	(129)	(233)	(247)
Restructuring costs	(42)	(6)	(136)	(148)
Asset impairments	—	(18)	—	(18)
Loss on sale of assets	(33)	—	(33)	—

Operating income	1,183	1,207	2,381	2,518
Interest expense, net	(295)	(331)	(607)	(678)
Other income (loss), net	19	9	(20)	(50)

Income from continuing operations before income taxes	907	885	1,754	1,790
Income tax provision	(377)	(315)	(665)	(660)

Income from continuing operations	530	570	1,089	1,130
Discontinued operations, net of tax	—	273	131	535

Net income	530	843	1,220	1,665
Less Net income attributable to noncontrolling interests	(11)	(51)	(40)	(102)

Net income attributable to Time Warner Inc. shareholders	$519	$792	$1,180	$1,563

Amounts attributable to Time Warner Inc. shareholders:
Income from continuing operations	$519	$564	$1,074	$1,112
Discontinued operations, net of tax	—	228	106	451

Net income	$519	$792	$1,180	$1,563

Per share information attributable to Time Warner Inc. common shareholders:
Basic income per common share from continuing operations	$0.43	$0.47	$0.89	$0.93
Discontinued operations	—	0.19	0.09	0.38

Basic net income per common share	$0.43	$0.66	$0.98	$1.31

Average basic common shares outstanding	1,195.2	1,193.3	1,195.6	1,193.1

Diluted income per common share from continuing operations	$0.43	$0.47	$0.89	$0.93
Discontinued operations	—	0.19	0.09	0.37

Diluted net income per common share	$0.43	$0.66	$0.98	$1.30

Average diluted common shares outstanding	1,205.4	1,201.1	1,202.8	1,200.4

Cash dividends declared per share of common stock	$0.1875	$0.1875	$0.3750	$0.3750

TIME WARNER INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
Six Months Ended June 30,
(Unaudited, millions)

	2009	2008
		(recast)
OPERATIONS
Net income	$1,220	$1,665
Less Discontinued operations, net of tax	131	535

Net income from continuing operations	1,089	1,130
Adjustments for noncash and nonoperating items:
Depreciation and amortization	708	741
Amortization of film and television costs	3,242	2,959
Asset impairments	—	18
Gain (loss) on investments and other assets, net	(2)	4
Equity in losses of investee companies, net of cash distributions	32	28
Equity-based compensation	110	120
Deferred income taxes	(42)	(23)
Changes in operating assets and liabilities, net of acquisitions	(3,009)	(2,566)

Cash provided by operations from continuing operations	2,128	2,411

INVESTING ACTIVITIES
Investments in available-for-sale securities	(2)	(14)
Investments and acquisitions, net of cash acquired	(353)	(1,207)
Capital expenditures and product development costs	(300)	(341)
Investment proceeds from available-for-sale securities	49	14
Proceeds from the Special Dividend paid by Time Warner Cable Inc.	9,253	—
Other investment proceeds	227	216

Cash provided (used) by investing activities from continuing operations	8,874	(1,332)

FINANCING ACTIVITIES
Borrowings	3,520	19,397
Debt repayments	(7,994)	(19,671)
Proceeds from exercise of stock options	6	73
Excess tax benefit on stock options	—	3
Principal payments on capital leases	(25)	(20)
Repurchases of common stock	(170)	(332)
Dividends paid	(453)	(450)
Other financing activities	(58)	(16)

Cash used by financing activities from continuing operations	(5,174)	(1,016)

Cash provided by continuing operations	5,828	63

Cash provided by operations from discontinued operations	532	2,521
Cash used by investing activities from discontinued operations	(622)	(1,722)
Cash provided (used) by financing activities from discontinued operations	(5,224)	2,807
Effect of change in cash and equivalents of discontinued operations	5,262	(3,617)

Cash used by discontinued operations	(52)	(11)

INCREASE IN CASH AND EQUIVALENTS	5,776	52
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	1,233	1,285

CASH AND EQUIVALENTS AT END OF PERIOD	$7,009	$1,337

TIME WARNER INC.
RECONCILIATION OF ADJUSTED OIBDA TO OIBDA
(Unaudited, millions)
Three Months Ended June 30, 2009

			Amounts Related
			to Securities
			Litigation &	Gains/(Losses)
		Asset	Government	From Asset
	Adjusted OIBDA	Impairments	Investigations	Disposals	OIBDA
Networks	$981	$—	$—	$—	$981
Filmed Entertainment(a)	263	—	—	(33)	230
Publishing	144	—	—	—	144
Corporate(b)	(71)	—	(7)	—	(78)
Intersegment eliminations	(14)	—	—	—	(14)

Total Content Group	1,303	—	(7)	(33)	1,263
AOL	271	—	—	—	271

Total	$1,574	$—	$(7)	$(33)	$1,534

Three Months Ended June 30, 2008 (recast)

			Amounts Related
			to Securities
			Litigation &	Gains/(Losses)
		Asset	Government	From Asset
	Adjusted OIBDA	Impairments	Investigations	Disposals	OIBDA
Networks(c)	$860	$(18)	$—	$—	$842
Filmed Entertainment	196	—	—	—	196
Publishing	269	—	—	—	269
Corporate(b)	(77)	—	(4)	—	(81)
Intersegment eliminations	7	—	—	—	7

Total Content Group	1,255	(18)	(4)	—	1,233
AOL	350	—	—	—	350

Total	$1,605	$(18)	$(4)	$—	$1,583

(a)	For the three months ended June 30, 2009, OIBDA includes a $33 million loss on the sale of Warner Bros.’ Italian cinema assets.
(b)	For the three months ended June 30, 2009 and 2008, OIBDA includes $7 million and $4 million, respectively, in net expenses related to securities litigation and government investigations.
(c)	For the three months ended June 30, 2008, OIBDA includes an $18 million noncash impairment of GameTap as a result of Turner’s decision to sell its online video game business.

TIME WARNER INC.
RECONCILIATION OF ADJUSTED OIBDA TO OIBDA
(Unaudited, millions)
Six Months Ended June 30, 2009

			Amounts Related
			to Securities
			Litigation &	Gains/(Losses)
		Asset	Government	From Asset
	Adjusted OIBDA	Impairments	Investigations	Disposals	OIBDA
Networks	$2,045	$—	$—	$—	$2,045
Filmed Entertainment(a)	571	—	—	(33)	538
Publishing	156	—	—	—	156
Corporate(b)	(148)	—	(14)	—	(162)
Intersegment eliminations	(14)	—	—	—	(14)

Total Content Group	2,610	—	(14)	(33)	2,563
AOL	526	—	—	—	526

Total	$3,136	$—	$(14)	$(33)	$3,089

Six Months Ended June 30, 2008 (recast)

			Amounts Related
			to Securities
			Litigation &	Gains/(Losses)
		Asset	Government	From Asset
	Adjusted OIBDA	Impairments	Investigations	Disposals	OIBDA
Networks(c)	$1,818	$(18)	$—	$—	$1,800
Filmed Entertainment	476	—	—	—	476
Publishing	414	—	—	—	414
Corporate(b)	(176)	—	(8)	—	(184)
Intersegment eliminations	(2)	—	—	—	(2)

Total Content Group	2,530	(18)	(8)	—	2,504
AOL	755	—	—	—	755

Total	$3,285	$(18)	$(8)	$—	$3,259

(a)	For the six months ended June 30, 2009, OIBDA includes a $33 million loss on the sale of Warner Bros.’ Italian cinema assets.
(b)	For the six months ended June 30, 2009 and 2008, OIBDA includes $14 million and $8 million, respectively, in net expenses related to securities litigation and government investigations.
(c)	For the six months ended June 30, 2008, OIBDA includes an $18 million noncash impairment of GameTap as a result of Turner’s decision to sell its online video game business.

TIME WARNER INC.
RECONCILIATION OF OIBDA TO OPERATING INCOME (LOSS)
(Unaudited, millions)
Three Months Ended June 30, 2009

				Operating
	OIBDA	Depreciation	Amortization	Income/(Loss)
Networks	$981	$(86)	$(20)	$875
Filmed Entertainment(a)	230	(41)	(46)	143
Publishing	144	(31)	(11)	102
Corporate(b)	(78)	(10)	—	(88)
Intersegment eliminations	(14)	—	—	(14)

Total Content Group	1,263	(168)	(77)	1,018
AOL	271	(71)	(35)	165

Total	$1,534	$(239)	$(112)	$1,183

Three Months Ended June 30, 2008 (recast)

				Operating
	OIBDA	Depreciation	Amortization	Income/(Loss)
Networks(c)	$842	$(81)	$(12)	$749
Filmed Entertainment	196	(43)	(59)	94
Publishing	269	(34)	(17)	218
Corporate(b)	(81)	(10)	—	(91)
Intersegment eliminations	7	—	—	7

Total Content Group	1,233	(168)	(88)	977
AOL	350	(79)	(41)	230

Total	$1,583	$(247)	$(129)	$1,207

(a)	For the three months ended June 30, 2009, OIBDA includes a $33 million loss on the sale of Warner Bros.’ Italian cinema assets.
(b)	For the three months ended June 30, 2009 and 2008, OIBDA includes $7 million and $4 million, respectively, in net expenses related to securities litigation and government investigations.
(c)	For the three months ended June 30, 2008, OIBDA includes an $18 million noncash impairment of GameTap as a result of Turner’s decision to sell its online video game business.

TIME WARNER INC.
RECONCILIATION OF OIBDA TO OPERATING INCOME (LOSS)
(Unaudited, millions)
Six Months Ended June 30, 2009

				Operating
	OIBDA	Depreciation	Amortization	Income/(Loss)
Networks	$2,045	$(172)	$(38)	$1,835
Filmed Entertainment(a)	538	(81)	(100)	357
Publishing	156	(62)	(24)	70
Corporate(b)	(162)	(20)	—	(182)
Intersegment eliminations	(14)	—	—	(14)

Total Content Group	2,563	(335)	(162)	2,066
AOL	526	(140)	(71)	315

Total	$3,089	$(475)	$(233)	$2,381

Six Months Ended June 30, 2008 (recast)

				Operating
	OIBDA	Depreciation	Amortization	Income/(Loss)
Networks(c)	$1,800	$(159)	$(18)	$1,623
Filmed Entertainment	476	(84)	(115)	277
Publishing	414	(68)	(35)	311
Corporate(b)	(184)	(21)	—	(205)
Intersegment eliminations	(2)	—	—	(2)

Total Content Group	2,504	(332)	(168)	2,004
AOL	755	(162)	(79)	514

Total	$3,259	$(494)	$(247)	$2,518

(a)	For the six months ended June 30, 2009, OIBDA includes a $33 million loss on the sale of Warner Bros.’ Italian cinema assets.
(b)	For the six months ended June 30, 2009 and 2008, OIBDA includes $14 million and $8 million, respectively, in net expenses related to securities litigation and government investigations.
(c)	For the six months ended June 30, 2008, OIBDA includes an $18 million noncash impairment of GameTap as a result of Turner’s decision to sell its online video game business.

TIME WARNER INC.
RECONCILIATION OF ADJUSTED EPS TO
DILUTED INCOME PER COMMON SHARE FROM CONTINUING OPERATIONS
(Unaudited; millions, except for per share amounts)
Adjusted diluted income per common share from continuing operations (“Adjusted EPS”) is diluted income per common share from continuing operations attributable to Time Warner Inc. common shareholders excluding noncash impairments of goodwill, intangible and fixed assets and investments; gains and losses on sales of operating assets and investments; external costs related to mergers, acquisitions, investments or dispositions, as well as contingent consideration related to such transactions, to the extent such costs are expensed; and amounts related to securities litigation and government investigations, as well as the impact of taxes and noncontrolling interests on the above items.
A reconciliation of Adjusted EPS to diluted income per common share from continuing operations attributable to Time Warner Inc. common shareholders and the related reconciliation of adjusted income from continuing operations attributable to Time Warner Inc. shareholders to income from continuing operations attributable to Time Warner Inc. shareholders are set forth below:

	Three Months Ended		Six Months Ended
	6/30/09	6/30/08	6/30/09	6/30/08
		(recast)		(recast)
Amounts related to securities litigation and government investigations	$(7)	$(4)	$(14)	$(8)
Asset impairments	—	(18)	—	(18)
Loss on sale of assets	(33)	—	(33)	—

Impact on Operating Income	(40)	(22)	(47)	(26)

Investment gains (losses), net	37	20	24	(16)
Amounts related to the separation of Time Warner Cable Inc.	7	(4)	2	(5)
Costs related to the separation of AOL	(20)	—	(20)	—

Pretax impact	(16)	(6)	(41)	(47)
Income tax impact of above items	(3)	9	3	16
Tax items related to Time Warner Cable Inc.	—	—	24	—

After-tax impact	(19)	3	(14)	(31)
Noncontrolling interest impact	—	—	5	—

Impact of items affecting comparability on income from continuing operations	$(19)	$3	$(9)	$(31)

Amounts attributable to Time Warner Inc. shareholders:
Income from continuing operations	$519	$564	$1,074	$1,112
Less Impact of items affecting comparability on income from continuing operations	(19)	3	(9)	(31)

Adjusted income from continuing operations	$538	$561	$1,083	$1,143

Per share information attributable to Time Warner Inc. common shareholders:
Diluted income per common share from continuing operations	$0.43	$0.47	$0.89	$0.93
Less Impact of items affecting comparability on diluted income per common share from continuing operations	(0.02)	—	(0.01)	(0.02)

Adjusted EPS	$0.45	$0.47	$0.90	$0.95

Average diluted common shares outstanding	1,205.4	1,201.1	1,202.8	1,200.4

TIME WARNER INC.
RECONCILIATION OF ADJUSTED EPS TO DILUTED INCOME PER COMMON SHARE FROM
CONTINUING OPERATIONS — (Continued)
(Unaudited; millions, except for per share amounts)
Amounts Related to Securities Litigation
The Company recognized legal and other professional fees related to the defense of various securities lawsuits, totaling $7 million and $14 million for the three and six months ended June 30, 2009, respectively, and $4 million and $8 million for the three and six months ended June 30, 2008, respectively.
Asset Impairments
For the three and six months ended June 30, 2008, the Company recorded an $18 million impairment of GameTap as a result of Turner’s decision to sell its online video game business.
Loss on Sale of Assets
For the three and six months ended June 30, 2009, the Company recognized a $33 million loss on the sale of Warner Bros.’ Italian cinema assets.
Investment Gains (Losses), Net
For the three and six months ended June 30, 2009, the Company recognized a $28 million gain on the sale of the Company’s investment in TiVo, Inc. and a $17 million gain on the sale of the Company’s investment in Eidos plc (formerly SCi Entertainment Group plc) (“Eidos”). In addition, for the three and six months ended June 30, 2009, the Company recognized $8 million and $21 million, respectively, of miscellaneous investment losses. For the three months ended June 30, 2008, the Company recognized $20 million of miscellaneous investment gains. For the six months ended June 30, 2008, the Company recognized a $26 million impairment on the Company’s investment in Eidos and $10 million of losses resulting from market fluctuations in equity derivative instruments.
Amounts Related to the Separation of TWC
The Company incurred pretax direct transaction costs (e.g., legal and professional fees) related to the separation of Time Warner Cable Inc. (“TWC”) of $1 million and $6 million for the three and six months ended June 30, 2009, respectively, and $4 million and $5 million of such direct transaction costs for the three and six months ended June 30, 2008, respectively. In addition, for the three and six months ended June 30, 2009, the Company recognized $8 million of other income primarily related to the increase in the estimated fair value of Time Warner equity awards held by TWC employees.
Costs Related to the Separation of AOL
For the three and six months ended June 30, 2009, the Company incurred costs related to the separation of AOL of $20 million, including pretax direct transaction costs (e.g., legal and professional fees) of $5 million and financing costs of $15 million related to the solicitation of consents from debt holders to amend the indentures governing certain of the Company’s debt securities.
Income Tax Impact and Tax Items Related to TWC
The income tax impact reflects the estimated tax or tax benefit associated with each item affecting comparability. Such estimated taxes or tax benefits vary based on certain factors, including the taxability or deductibility of the items and foreign tax on certain transactions. For the six months ended June 30, 2009, the Company also recognized approximately $24 million of tax benefits attributable to the impact of certain state tax law changes on TWC net deferred tax liabilities.
Noncontrolling Interest Impact
For the six months ended June 30, 2009, the $5 million noncontrolling interest impact reflects the minority owner’s share of the tax provision related to changes in certain state tax laws.

TIME WARNER INC.
RECONCILIATION OF CASH PROVIDED BY OPERATIONS FROM CONTINUING OPERATIONS
TO FREE CASH FLOW
(Unaudited; millions, except for per share amounts)

	Three Months Ended		Six Months Ended
	6/30/09	6/30/08	6/30/09	6/30/08
		(recast)		(recast)
Cash provided by operations from continuing operations	$703	$795	$2,128	$2,411
Add payments related to securities litigation and government investigations	7	4	14	8
Add external costs related to mergers, acquisitions, investments or dispositions	21	—	26	—
Add excess tax benefits on stock options	—	1	—	3
Less capital expenditures and product development costs	(166)	(195)	(300)	(341)
Less principal payments on capital leases	(14)	(10)	(25)	(20)

Free Cash Flow(a)	$551	$595	$1,843	$2,061

(a)	Free Cash Flow is cash provided by operations from continuing operations plus payments related to securities litigation and government investigations (net of any insurance recoveries), external costs related to mergers, acquisitions, investments or dispositions and excess tax benefits from the exercise of stock options, less capital expenditures and product development costs, principal payments on capital leases and partnership distributions, if any.

TIME WARNER INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
Description of Business
Time Warner Inc. (“Time Warner” or the “Company”) is a leading media and entertainment company, whose businesses include television networks, filmed entertainment, publishing and interactive services. Time Warner classifies its operations into four reportable segments: Networks: consisting principally of cable television networks that provide programming; Filmed Entertainment: consisting principally of feature film, television and home video production and distribution; Publishing: consisting principally of magazine publishing; and AOL: consisting principally of interactive consumer and advertising services.
Changes in Basis of Presentation
The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. This recast reflects (i) the financial condition and results of operations of Time Warner Cable Inc. (“TWC”) as discontinued operations for all periods presented, (ii) the adoption of Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 (“FAS 160”), (iii) the adoption of FASB Staff Position (“FSP”) Emerging Issues Task Force (“EITF”) Issue No. 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP No. EITF 03-6-1”), and (iv) the 1-for-3 reverse stock split of the Company’s common stock that became effective on March 27, 2009.
TWC Separation from Time Warner
On March 12, 2009, the Company disposed of all of its shares of TWC common stock. With the completion of the legal and structural separation of TWC from Time Warner (the “TWC Separation”), the Company disposed of the Cable segment in its entirety. Accordingly, the Company has presented the financial condition and results of operations of the Cable segment as discontinued operations in the accompanying consolidated financial statements for all periods presented.
Noncontrolling Interests
On January 1, 2009, the Company adopted the provisions of FAS 160. The provisions of FAS 160 establish accounting and reporting standards for the noncontrolling interest in a consolidated subsidiary, including the accounting treatment upon the deconsolidation of a subsidiary. FAS 160 is being applied prospectively, except for the provisions related to the presentation of noncontrolling interests. As of June 30, 2009 and December 31, 2008, noncontrolling interests of $360 million and $3.382 billion, respectively, have been classified as a component of equity in the consolidated balance sheet. For the three and six months ended June 30, 2009, net income attributable to noncontrolling interests of $11 million and $40 million, respectively, and for the three and six months ended June 30, 2008, net income attributable to noncontrolling interests of $51 million and $102 million, respectively, is included in net income. Earnings per share has not been affected as a result of the adoption of the provisions of FAS 160.
Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities
On January 1, 2009, the Company adopted the provisions of FSP No. EITF 03-6-1. The provisions of FSP No. EITF 03-6-1 require that all outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends or dividend equivalents (such as restricted stock units granted by the Company) be considered participating securities. Because the awards are participating securities, the Company is required to apply the two-class method of computing basic and diluted earnings per share (the “Two-Class Method”). The retrospective application of the provisions of FSP No. EITF 03-6-1 did not change any prior-period earnings per share amounts.

TIME WARNER INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 2: INTERSEGMENT TRANSACTIONS
In the normal course of business, the Time Warner segments enter into transactions with one another. The most common types of intersegment transactions include:
➢	The Filmed Entertainment segment generating Content revenues by licensing television and theatrical programming to the Networks segment; and

➢	The Networks, Publishing and AOL segments generating Advertising revenues by promoting the products and services of other Time Warner segments.
These intersegment transactions are recorded by each segment at estimated fair value as if the transactions were with third parties and, therefore, affect segment performance. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses or assets recognized by the segment that is counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results. Additionally, transactions between divisions within the same reporting segment (e.g., a transaction between Home Box Office, Inc. and Turner Broadcasting System, Inc. within the Networks segment) are eliminated in arriving at segment performance and, therefore, do not affect segment results.
Revenues recognized by Time Warner’s segments on intersegment transactions are as follows (millions):

	Three Months Ended		Six Months Ended
	6/30/09	6/30/08	6/30/09	6/30/08
		(recast)		(recast)
Intersegment Revenues
Networks	$26	$32	$50	$57
Filmed Entertainment	171	114	309	281
Publishing	8	7	14	13
AOL	1	1	2	5

Total intersegment revenues	$206	$154	$375	$356

Note 3: FILMED ENTERTAINMENT HOME VIDEO AND ELECTRONIC DELIVERY REVENUES
Home video and electronic delivery of theatrical and television product revenues are as follows (millions):

	Three Months Ended		Six Months Ended
	6/30/09	6/30/08	6/30/09	6/30/08
		(recast)		(recast)
Home video and electronic delivery of theatrical product revenues	$581	$766	$1,058	$1,576
Home video and electronic delivery of television product revenues	161	190	318	350